FIRST AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Amendment”), is made as of March 11, 2014, by and between ARC Hospitality TRS Holding, LLC, a Delaware limited liability company (“Purchaser”), and Barceló Crestline Corporation, a Maryland corporation (“Seller”).

WHEREAS, Purchaser and Seller entered into that certain Agreement for Purchase and Sale, dated January 30, 2014 (the “Agreement”), with regard to the Hotels, more particularly described in the Agreement. Purchaser and Seller wish to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement shall be amended as follows:

1.	Section 5.7. Purchaser and Seller, by mutual consent, hereby change the ten (10) day time period in Section 5.7 to a thirty-day time period from the date of the Agreement.

2.	Section 5.7. Section 5.7 of the Agreement is hereby amended by deleting the phrase “Schedules 1.1.90, 2.3, 3.5, 3.9, 3.10 and 3.16” and replacing it with “Schedules 2.3, 3.5, 3.11, 3.12 and 3.13.”

3.	Schedule 2.3. In accordance with Section 5.7 of the Agreement, Schedule 2.3 in the Agreement is deleted in its entirety and replaced by Schedule 2.3 attached to this Amendment.

4.	Schedule 3.5. In accordance with Section 5.7 of the Agreement, Schedule 3.5 in the Agreement is deleted in its entirety and replaced by Schedule 3.5 attached to this Amendment.

5.	Schedule 3.11. In accordance with Section 5.7 of the Agreement, Schedule 3.11 in the Agreement is deleted in its entirety and replaced by Schedule 3.11 attached to this Amendment.

6.	Schedule 3.12. In accordance with Section 5.7 of the Agreement, Schedule 3.12 in the Agreement is deleted in its entirety and replaced by Schedule 3.12 attached to this Amendment.

7.	Schedule 3.13. In accordance with Section 5.7 of the Agreement, Schedule 3.13 in the Agreement is deleted in its entirety and replaced by Schedule 3.13 attached to this Amendment.

8.	Exhibit B. Section 1 of Exhibit B is replaced in its entirety with Exhibit B attached hereto.

9.	Miscellaneous. The Recitals of this Amendment are hereby incorporated in and made a part of this Amendment by reference. Except as expressly modified hereby the terms of the Agreement shall remain in full force and effect as written. If there shall be any conflict or inconsistency between the terms and conditions of this Amendment and those of the Agreement, the terms and conditions of this Amendment shall control. Any capitalized term used in this Agreement and not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together shall constitute on agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Signatures appear on following pages.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

SELLER:

Barceló Crestline Corporation

By:	/s/ Pierre M. Donahue
Name: Pierre M. Donahue
Its: EVP/Secretary

PURCHASER:

ARC Hospitality TRS Holding, LLC

By:	American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	/s/ Jesse C. Galloway

Name: Jesse C. Galloway

Title: Authorized Signatory

Signature Page

Exhibit B

Form of Promissory Note

(see attached)